GuideStone Funds Medium-Duration Bond Fund (the "Fund")
CUSIP: 140420MV9
Quarterly Report from Adviser for the Quarter Ending 6/30/2009
PROCEDURES PURSUANT TO RULE 10f-3*


(1)    Name of Underwriters
    Barclays Captial, Citigroup Inc, GS&Co., Wachovia Securities, BOA Securities, LLC, Keefe Brueytte & Woods, Morgan Stanley, RBC
    Dominion Securities

Comparable Securities
     (1) Citigroup Global Markets, Inc., Jefferies & Co., JP Morgan Securities, BOA Securities, BNP Paribas, BNY Mellon Capital Markets, DB Securities Inc, Keefe, Bruyette & Woods

    (2)    BOA Securities

    (3) Citigroup Global Markets Inc., DB Securities Inc., GS&Co., Prudential Assurance Co Ltd, RBS Securities, Blaylock Robert Van LLC, BNP Paribas, Cabrera Capital Markets, Credit Suisse Securities, NBF Securities, RBC Captial Markets, TD Securities, UBS Securities


(2)    Name of Issuer
    Capital One Bank USA NA

Comparable Securities
    (1)    Jefferies Group Inc

    (2)    Bank of America Corp

    (3)    Citigroup Inc.


(3)    Title of Security
    COF 8.8 07/15/19

Comparable Securities
    (1)    JEF8 1/2 07/15/19

    (2)    BAC7 5/8 06/01/19

    (3)    C 8 1/2 05/22/19


(4)    Date of Prospectus or First Offering
    06/18/2009

Comparable Securities
    (1)    06/25/2009

    (2)    05/28/2009

    (3)    05/15/2009

(5)    Amount of Total Offering
    1,500,000,000

Comparable Securities
    (1)    400,000,000

    (2)    2,500,000,000

    (3)    3,000,000,000


(6)    Unit Price
    99.962

Comparable Securities
    (1)    98.914

    (2)    99.244

    (3)    98.259


(7)    Underwriting Spread or Commission
    0.45%

Comparable Securities
    (1)    0.45%

    (2)    0.450%

    (3)    0.425%


(8)    Rating
    A2/BBB/BBB+

Comparable Securities
    (1)    Baa2/BBB/BBB

    (2)    A2/Ae/A+

    (3)    A3e/Ae/A+


(9)    Maturity Date
    07/15/2019

Comparable Securities
    (1)    07/15/2019

    (2)    06/01/2019

    (3)    05/22/2019


(10)    Current Yield
    8.803%
Comparable Securities
    (1)    8.593%

    (2)    7.683%

    (3)    8.651%


(11)    Yield to Maturity
       8.804%

Comparable Securities
       (1)    8.663%

       (2)    7.735%

       (3)    8.765%


(12)    Subordination Features
       Sub Notes

Comparable Securities
       (1)Sr. Unsecured

       (2)    Senior Notes

       (3)    Senior Notes


*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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(13)    Nature of Political Entity, if any, including in the
case of revenue bonds, underlying entity supplying the revenue:  N/A


(14)    Total Par Value of Bonds Purchased:  600,000


(15)    Dollar Amount of Purchases ($):  599,772


(16)    Number of Shares Purchased:  600,000


(17) Years of Continuous Operation (excluding municipal securities; see (25)(d) below)

The company has been in continuous operation for greater than three years.


(18)    % of Offering Purchased by Fund:  0.040%


(19)    % of Offering Purchased by all other GSAM managed
Portfolios and Accounts:  2.630%


(20)    Sum of (18) and (19)**  2.67%


(21)    % of Fund's Total Assets applied to Purchase:  0.30%


(22)    Name(s) of Underwriter(s) or Dealer(s) from whom
Purchased:  Smith Barney


(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering? Yes


(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"? No


(25)    Have the following conditions been satisfied:

(a) The securities were part of an issue registered
under the        Securities Act of 1933, as amended,
which is being offered to the public, or were U.S.
government securities, as defined in Section 2(a)(29) of the Securities Exchange Act of 1934, or
       were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?
        Yes

(b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities n that offering or in any concurrent offering of the securities except, in the case of an Eligible Foreign
Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.  Yes

(c) The underwriting was a firm commitment underwriting?
Yes

(d) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organizations, or if the issuer of the municipal securities to purchased, or the entity supplying the revenues from which the issue is to be paid , shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization? Yes


/s/ Steve Goldman
Portfolio Manager